SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

ELITE PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies: N/A

(2) Aggregate number of securities to which transaction applies: N/A

(3) Per unit price or other underlying value of transaction computed pursuant to Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4) Proposed maximum aggregate value of transaction: N/A

(5) Total fee paid: N/A

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

(1) Amount Previously Paid: N/A

(2) Form, Schedule or Registration Statement No.: N/A

(3) Filing Party: N/A

(4) Date Filed: N/A

[ELITE PHARMACEUTICALS LETTERHEAD]

November __, 2008

Dear Stockholder:

You are cordially invited to attend our Special Meeting of the Stockholders of Elite Pharmaceuticals, Inc. to be held at 10:00 a.m Thursday, December 19, 2008 at the offices of Reitler Brown & Rosenblatt LLC, 800 Third Avenue, 21st Floor, New York, NY 10022.

At this meeting you are being asked to (i) approve and ratify the private placement of our Series D 8% Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), convertible into shares of common stock, par value $0.01 per share (the “Common Stock”), the exchange of certain shares of our Series B 8% Convertible Preferred Stock, par value $0.01 per share, and our Series C 8% Convertible Preferred Stock, par value $0.01 per share, for shares of Series D Preferred Stock, and related warrants to purchase additional shares of our Common Stock and (ii) approve and ratify the amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 210,000,000. Your Board of Directors recommends that you vote FOR each of these proposals. You should read with care the attached Proxy Statement, which contains detailed information about each of these proposals.

Your vote is important regardless of the number of shares you own. Accordingly, we urge you to complete, sign, date and return your proxy card promptly in the enclosed postage-paid envelope. This will not limit your right to vote in person or attend the meeting.

Thank you for your continued interest in us. We hope that you will be able to join us on December 19, 2008.

Very truly yours,

Jerry Treppel

Chairman of the Board

YOUR VOTE IS IMPORTANT

In order to assure representation of your shares at the meeting, please complete, sign, date and return the enclosed proxy card.

ELITE PHARMACEUTICALS, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

November __, 2008

                NOTICE IS HEREBY GIVEN that the Special Meeting of the Stockholders of Elite Pharmaceuticals, Inc. (“we” or “us”) will be held at the offices of Reitler Brown & Rosenblatt LLC, 800 Third Avenue, 21st Floor, New York, New York 10022, on Thursday, December 19, 2008 at 10:00 a.m., to consider and act upon the following:

1.                A proposal to approve and ratify the sale of up to 30,000 shares of our Series D 8% Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), convertible into shares of our common stock, par value $0.01 per share (the “Common Stock”), the exchange of certain shares of our Series B 8% Convertible Preferred Stock, par value $0.01 per share, and our Series C 8% Convertible Preferred Stock, par value $0.01 per share, for shares of Series D Preferred Stock, and related warrants to purchase additional shares of our Common Stock (the “Series D Preferred Stock Financing”).

2.                A proposal to approve and ratify an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 210,000,000.

3.                The transaction of such other business as may properly come before the meeting or any adjournment thereof that was not known within a reasonable time before the solicitation.

                All stockholders of record at the close of business on November 7, 2008 are entitled to notice of, and to vote at, this meeting and any adjournments thereof.

                You are requested to sign and date the enclosed proxy card and return it in the enclosed envelope.

By Order of the Board of Directors

Mark I. Gittelman

Chief Financial Officer and Secretary

November __, 2008

This Proxy Statement and the accompanying proxy card are first being distributed to shareholders on or about November 26, 2008.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the Federal securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “plans,” “intends,” “expects,” “goals” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Actual results may differ materially from those projected in the forward-looking statements due to various uncertainties and risks, including without limitation risks associated with the effects of general economic and market conditions, lessening demand in the information technology market, successful integration of acquisitions, difficulty managing operations and difficulty in keeping pace with rapid industry, technological and market changes, as well as those described in Item 1A of Part I (Risk Factors) of our Annual Report on Form 10-K for the fiscal year ended March 31, 2008, filed with the Securities and Exchange Commission (the “SEC”) on June 27, 2008, and any updates to the Risk Factors set forth in our Quarterly Reports on Form 10-Q filed since our Annual Report. We disclaim any obligation to update any forward-looking statements contained herein after the date of this Proxy Statement.

ELITE PHARMACEUTICALS, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Elite Pharmaceuticals, Inc., a Delaware corporation (“Elite”, the “Company”, “we”, “our” or “us”), for our Special Meeting of the Stockholders to be held on December 19, 2008, and any adjournments thereof (the “Special Meeting”). You are receiving this Proxy Statement because you own shares of the Company’s Common Stock (as defined below) that entitle you to vote at the Special Meeting. By use of proxy, you can vote, whether or not you attend the Special Meeting. This Proxy Statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision.

The information included in this Proxy Statement relates to the proposals to be voted on at the Special Meeting, the voting process and other required information.

Purpose

The purpose of the Special Meeting is to conduct the business described in the Notice of the Special Meeting of Stockholders.

Record Date and Voting Rights

Our common stock, par value $0.01 per share (the “Common Stock”), is the security entitled to vote at the Special Meeting. Each share of Common Stock entitles the holder of record thereof at the close of business on November 7, 2008 (the “Record Date”) to one vote on each of the matters to be voted upon at the Special Meeting. The shares of our preferred stock, par value $0.01 per share, have no voting rights as to the matters to be considered at the Special Meeting.

As of November 7, 2008, we had outstanding 29,340,850 shares of Common Stock (excluding 100,000 treasury shares).

Stockholders vote at the Special Meeting by casting ballots (in person or by proxy) which will be tabulated by a person who has been appointed by the Board of Directors before the Special Meeting to serve as inspector of election at the Special Meeting and who has executed and verified an oath of office.

Quorum; Broker Non-Votes and Abstentions

In order to conduct any business at the Special Meeting, a quorum must be present in person or represented by valid proxies. A majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum for purposes of the Special Meeting. Abstentions and broker non-votes are considered present for purposes of determining the presence of a quorum.

Abstentions are counted as a vote against for purposes of determining whether a proposal is approved. Broker non-votes are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

Broker non-votes are proxies received from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Brokers only possess discretionary power over matters that are considered routine. Stockholders are advised to forward their voting instructions promptly so as to afford brokers sufficient time to process such instructions.

Solicitation

Solicitation of proxies may be made by our directors, officers and regular employees by mail, telephone, facsimile transmission or other electronic media and in person for which they will receive no additional compensation. The expenses of preparing, printing and assembling the materials used in the solicitation of proxies on behalf of the Board of Directors will be borne by the Company. Upon request, we will reimburse the reasonable fees and expenses of banks, brokers, custodians, nominees and fiduciaries for forwarding proxy materials to, and obtaining authority to execute proxies from, beneficial owners for whose accounts they hold shares of Common Stock. Also, we have retained D.F. King & Co., Inc. (“DF King”) to aid in the distribution and solicitation of proxies. DF King will receive a fee of $6,000 as well as reimbursement for certain expenses incurred by them in connection with their services, all of which will be paid by the Company.

Voting of Proxies

If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted as specified in the proxy. If you do not specify in the proxy how your shares are to be voted, the shares will be voted as recommended by the Board of Directors: FOR Proposals 1 and 2.

Revocation

You have the right to revoke your proxy at any time before it is voted by attending the meeting and voting in person or filing with our Secretary either a written instrument revoking the proxy or another executed proxy bearing a later date. Stockholders entitled to vote will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the meeting.

Recommendations of the Board of Directors

The Board of Directors recommends a vote:

•	FOR the approval and ratification of up to 30,000 shares of our Series D 8% Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), convertible into shares of our Common Stock, the exchange of certain shares of our Series B 8% Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), and our Series C 8% Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), for shares of Series D Preferred Stock, and related warrants to purchase additional shares of our Common Stock (Proposal 1); and

•	FOR the approval and ratification of an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 210,000,000 (Proposal 2).

 Other Business

As of the date of this Proxy Statement, we have no knowledge of any business other than that described in the Notice of Special Meeting that will be presented for consideration at the Special Meeting. If any other business should properly come before the Special Meeting, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote all such proxies as they shall decide.

PROPOSAL 1

APPROVAL AND RATIFICATION OF SERIES D PREFERRED STOCK FINANCING

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1

The American Stock Exchange (“AMEX”) requires stockholder approval of the sale, issuance, or potential issuance in a transaction or related transactions by a listed company of shares of common stock and shares of common stock issuable upon conversion or exercise of other securities which amounts to at least 20% of the then presently outstanding shares of common stock, for consideration which is less than the greater of book or market value of a share of common stock (the “20% Rule”). AMEX interprets the 20% Rule to include issuances of common stock as dividends and issuances of common stock upon conversion or exercise of other securities issued in connection with a transaction.

On September 15, 2008, we filed with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of Series D 8% Convertible Preferred Stock (the “Series D Preferred Certificate”) under which 30,000 shares of our Series D Preferred Stock were authorized and created. On September 15, 2008, the Company sold in a private placement, 1,777 shares of such Series D Preferred Stock and warrants to purchase 17,770,000 shares of Common Stock (such private placement, the “Initial Series D Preferred Stock Financing”). Additionally, in connection with the Initial Series D Preferred Stock Financing, certain holders of our Series B Preferred Stock and/or our Series C Preferred Stock (collectively, the “Existing Preferred Stock”) exchanged (a) an aggregate of 6,698 shares of Existing Preferred Stock for an aggregate of 6,698 shares of Series D Preferred Stock at a rate equal to one share of Series D Preferred Stock for one share of Existing Preferred Stock, and (b) warrants to purchase an aggregate of 1,286,182 shares of Common Stock issued to such holders of Existing Preferred Stock in connection with the purchase of such exchanged Existing Preferred Stock (all such warrants issued in connection with the Existing Preferred Stock which qualifies to be exchanged for Series D Preferred Stock, the “Original Warrants”) for replacement warrants to purchase an aggregate of 1,286,182 shares of Common Stock (all such warrants issued in exchange, or to be issued in exchange, for Original Warrants, the “Exchange Warrants”). As described below, other holders of our Series B Preferred Stock and Series C Preferred Stock are entitled to exchange such shares and the related Original Warrants for shares of Series D Preferred Stock and Exchange Warrants. The Company intends to sell up to the remaining 16,185.56 shares of such Series D Preferred Stock, together with warrants to purchase shares of our Common Stock.

Each share of Series D Preferred Stock has a Stated Value of $1,000 (the “Stated Value”) and is initially convertible into 5,000 shares of Common Stock, which equates to a conversion price per share of Common Stock of US$0.20. The closing sales price per share of our Common Stock on AMEX on September 15, 2008 was US$0.15 (the “Closing Price”). Each Exchange Warrant is exercisable for the same number of shares of Common Stock as the Original Warrant, at a per share exercise price of US$0.25, subject to adjustment for certain events.

The Series D Preferred Stock (including shares of Series D Preferred Stock that were issued in exchange for shares Existing Preferred Stock) and warrants (including Exchange Warrants) issued to the investors and Placement Agents (as defined below) and their designees in connection with the Initial Series D Preferred Stock Financing as of November 7, 2008, are convertible or exercisable, as the case may be, into an aggregate of 61,809,763 shares of our Common Stock.

The shares of Series D Preferred Stock and the warrants have anti-dilution rights which could, in the future, result in the adjustment of the applicable conversion price or exercise price to less than the Closing Price. Additionally, the Series D Preferred Stock accrue mandatory dividends which may be paid in shares of Common Stock, the applicable market price of which could be less than the Closing Price. The occurrence of either type of issuance could result in AMEX deeming the Series D Preferred Stock Financing to be in violation of the 20% Rule. Accordingly, we are proposing that the stockholders approve and ratify (i) the sale of 1,777 shares of Series D Preferred Stock and warrants to purchase Common Stock in connection therewith, (ii) the exchange of Existing Preferred Stock for Series D Preferred Stock (which, when exchanged in full, shall be convertible into 60,187,205 shares of Common Stock), (iii) the exchange of the Original Warrants for Exchange Warrants in connection therewith, representing in the aggregate up to 2,335,278 shares of our Common Stock, , (iv) the sale of up to the remaining 16,185.56 shares of such Series D Preferred Stock, together with warrants to purchase shares of our Common Stock (the amount of which will be determined in connection with the subsequent sale of the remaining 16,185.56 shares of such Series D Preferred Stock), and (v) all mandatory dividends payable on the Series D Preferred Stock in shares of Common Stock (collectively, the “Series D Preferred Stock Financing”). In addition, certain holders of our Series B Preferred Stock and/or Series C Preferred Stock that participated in the Series D Preferred Stock Financing are entitled to exchange 4,339.4410 shares of Series B Preferred Stock and 1,000 shares of Series C Preferred Stock into an aggregate of 5,339.4410 shares of Series D Stock pursuant to the terms of the Series D Preferred Stock Financing (which, after giving effect to such exchange, will be convertible into 26,697,205 shares of Common Stock). As of November 7, 2008, such holders have not yet exercised such exchange rights.

While the Company intends to sell up to the remaining 16,185.56 shares of such Series D Preferred Stock, together with warrants to purchase shares of our Common Stock, the Company’s ability to sell such shares of Series D Preferred Stock and related warrants shall be limited by the number of authorized shares of Common Stock of the Company. The terms upon which the remaining 16,185.56 shares of such Series D Preferred Stock shall be offered shall be substantially similar to the terms of the sale of shares of Series D Preferred Stock in the Initial Series D Preferred Stock Financing.

The Board of Directors believed and believes that the Series D Preferred Stock Financing is beneficial to the Company and our stockholders and was effected on reasonable terms.

For your consideration of Proposal 1, a description of the material terms of the Series D Preferred Stock Financing is set forth below to provide you with basic information concerning the transaction. However, the description below is not a substitute for reviewing the full text of the referenced documents, which were attached as exhibits to our Current Report on Form 8-K, as filed with the SEC on September 16, 2008, and are also available upon written request to the Secretary of the Company at its headquarters.

Overview

On September 15, 2008 (the “Closing Date”), we sold in the Initial Series D Preferred Stock Financing through ROTH Capital Partners, LLC and Boenning & Scattergood, Inc., the co-placement agents (the “Placement Agents”), 1,777 shares of our Series D Preferred Stock, at a price of US$1,000 per share, each share convertible (at US$0.20 per share) into 5,000 shares of Common Stock, or an aggregate of 8,885,000 shares of Common Stock. The Series D Preferred Stock is senior as to dividends, liquidation and redemption to the Series C Preferred Stock, Series B Preferred Stock and Common Stock. Purchasers of the Series D Preferred Stock (the

“Investors”) also acquired warrants to purchase shares of Common Stock (the “Series D Warrants” and, together with the Exchange Warrants, the “Warrants”), exercisable on or prior to September 15, 2013. The Series D Warrants represent the right to purchase an aggregate of 17,770,000 shares of Common Stock at an exercise price of US$0.25 per share. If at any time we issue Common Stock or securities convertible or exercisable for Common Stock at a price below such exercise price, then the exercise price of the Series D Warrants shall be reduced to the price at which such new shares of Common Stock or securities convertible or exercisable in to Common Stock were issued, other than in the case of Exempt Issuances (as defined in the Series D Preferred Certificate). If at any time after the earlier of (i) the one-year anniversary of the Closing Date and (ii) the completion of the then-applicable holding period required under Rule 144 under the Securities Act of 1933, as amended (“Rule 144”), or any successor rule or regulation then in effect, there is no effective registration statement registering, or no current prospectus available for the resale of, the Common Stock underlying the Series D Warrants, the Series D Warrants may be exercised by means of “cashless exercise” provided, however, that all shares of Common Stock underlying such Series D Warrants that are registered pursuant to an effective registration statement or eligible for resale pursuant to a current prospectus, if any, must be exercised by such Investor for cash prior to any exercise of such Series D Warrants by means of “cashless exercise” as described in this sentence.

In order to increase the participation of holders of our Existing Preferred Stock in the Initial Series D Preferred Stock Financing, the Company offered to each holder of our Existing Preferred Stock who purchased shares of Series D Preferred Stock in the Initial Series D Preferred Stock Financing with an aggregate stated value of at least the lesser of (x) US$400,000 and (y) 20% of the aggregate stated value of the shares of Existing Preferred Stock then held by such holder (each a “Qualified Investor”), the right to exchange (i) each share of Existing Preferred Stock then held by such holder for one share of Series D Preferred Stock and (ii) each Original Warrant for one Exchange Warrant. Qualified Investors exchanged (a) an aggregate of 6,698 shares of Existing Preferred Stock for 6,698 shares of Series D Preferred Stock, which are convertible into 33,490,000 shares of Common Stock, and (b) Original Warrants to purchase an aggregate of 2,335,728 shares of Common Stock for Exchange Warrants to purchase an aggregate of 2,335,728 shares of Common Stock exercisable on or prior to September 15, 2013 with an exercise price of US$0.25 per share. The terms of the Exchange Warrants are identical to the terms of the Series D Warrants. Certain Qualified Investors who were entitled, pursuant to the terms of the Initial Series D Preferred Stock Financing, to exchange 4,339.441 shares of Series B Preferred Stock and 1,000 shares of Series C Preferred Stock for an aggregate of 5,339.441 shares of Series D Stock, which would be convertible into 26,697,205 shares of Common Stock, have not yet exercised such exchange rights. All other Qualified Investors duly exercised their exchange rights pursuant to the terms of the Initial Series D Preferred Stock Financing.

The private placement of the Series D Preferred Stock and the Series D Warrants in the Initial Series D Preferred Stock Financing, and the related exchange of Existing Preferred Stock and Original Warrants for Series D Preferred Stock and Exchange Warrants, respectively, was made pursuant to a Securities Purchase Agreement, dated as of September 15, 2008 (the “Purchase Agreement”), between the Company and the Investors.

The gross proceeds of the Initial Series D Preferred Stock Financing were US$1,777,000 before payment of approximately US$115,505 in commissions to the Placement Agents and selected dealers. In addition, we agreed to reimburse the Placement Agents for all documented out-of-pocket expenses incurred by the Placement Agents in connection with the Initial Series D Preferred Stock Financing, including reasonable fees and expenses of its counsel, which we and

Placement Agents agreed to limit to US$30,000. Pursuant to the placement agent agreement, we issued to the Placement Agents and its designees warrants to purchase an aggregate of 355,400 shares of Common Stock. Such warrants are at an exercise price of US$0.25 per share and exercisable on or prior to September 15, 2013. In addition, we agreed to reimburse the lead investor a non-accountable sum of US$40,000 for its legal fees and expenses.

Preemptive Rights

For so long as the Series D Preferred Stock is outstanding, if at any time we issue Common Stock or securities convertible into or exercisable for Common Stock, the holders of the Series D Preferred Stock will have preemptive rights to purchase their pro rata share of the Common Stock or securities convertible into or exercisable for Common Stock on the same terms, conditions and price provided for in such issuance, subject to certain exceptions as set forth in the Purchase Agreement.

Registration Rights

Pursuant to the Purchase Agreement, holders of the Series D Preferred Stock and the Warrants are provided piggyback registration rights at our expense; provided, however, that such holders will not be entitled to such piggyback registration rights with respect to the registration of shares of Common Stock issuable upon exercise of the Series D Warrants and/or Exchange Warrants.

Dividend Rights

The Series D Preferred Stock are to accrue dividends at the rate of 8% per annum on their Stated Value (increasing to 15% per annum after September 15, 2011) payable quarterly on January 1, April 1, July 1 and October 1, and payable in cash or shares of Common Stock, which will be valued solely for such purpose at 95% of the average of the VWAP (as defined in the Series D Preferred Certificate) for the 20 consecutive trading days ending on the trading day that is immediately prior to the dividend payment date, in accordance with the terms of the Series D Preferred Certificate. Any dividends, whether paid in cash or shares of Common Stock, that are not paid within 5 trading days following a dividend payment date, shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 18% per annum or the lesser rate permitted by applicable law (such fees to accrue daily, from the dividend payment date through and including the date of payment). No payment or dividends may be payable on Common Stock, Existing Preferred Stock or any other capital stock ranked junior to the Series D Preferred Stock prior to the satisfaction of the dividend obligation on the Series D Preferred Stock.

Liquidation Rights

Each share of Series D Preferred Stock will be entitled to a preference, equal to the per share purchase price (US$1,000, subject to adjustment) plus any accrued but unpaid dividends thereon and any other fees or liquidated damages owing thereon, upon the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), which preference ranks senior to the Existing Preferred Stock and senior to any other capital stock ranked junior to the Series D Preferred Stock. A Fundamental Transaction (as defined in the Series D Preferred Certificate) or Change of Control Transaction (as defined in the Series D Preferred Certificate) will not be deemed a Liquidation under the Series D Preferred Certificate.

Voting Rights

The holders of Series D Preferred Stock will not have any voting rights except as specifically provided in the Series D Preferred Certificate or as required by law. However, as long as any shares of Series D Preferred Stock are outstanding, the Company will not without the prior affirmative vote of holders of at least 50.1% of the then-outstanding shares of the Series D Preferred Stock and Existing Preferred Stock, voting together as a single class, which such affirmative vote must include Midsummer Investments, Ltd. (together with its affiliates, “Midsummer”) and Bushido Capital Master Fund LP (together with its affiliates, “Bushido”) (so long as Midsummer and Bushido, as the case may be, hold shares of Preferred Stock with a Stated Value in excess of US$2,000,000, in the aggregate), (i) alter or change adversely the powers, preferences or rights given to the Series D Preferred Stock or any Existing Preferred Stock or alter or amend the Company’s Series D Preferred Certificate, the Company’s Certificate of Designations of Preferences, Rights and Limitations of the Company’s Series B Preferred Stock, as amended as of the date hereof (the “Series B Preferred Certificate”), or the Company’s Certificate of Designations of Preferences, Rights and Limitations of the Company’s Series C Preferred Stock, as amended as of the date hereof (the “Series C Preferred Certificate”); (ii) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation senior to or otherwise pari passu with the Series D Preferred Stock or any Existing Preferred Stock; (iii) amend its certificate of incorporation, bylaws or other charter documents in any manner that adversely affects any rights of the holders of the Series D Preferred Stock or any Existing Preferred Stock; (iv) increase the authorized number of shares of the Series D Preferred Stock or any Existing Preferred Stock; (v) other than Permitted Indebtedness (as defined in the Series D Preferred Certificate), until September 15, 2011, incur any indebtedness for borrowed money of any kind; (vi) other than Permitted Liens (as defined in the Series D Preferred Certificate), until September 15, 2011, incur any liens of any kind; (vii) repay or repurchase other than more than a de minimis number of shares of Common Stock, or securities convertible or exchangeable into Common Stock, or Junior Securities (as defined in the Series D Preferred Certificate) other than as permitted by the Series D Preferred Certificate; (viii) pay cash dividends or distributions on any securities of the Company junior to the Series D Preferred Stock; or (ix) enter into any agreement or understanding with respect to the foregoing. Notwithstanding the above, the Company may issue any security issued in connection with a Strategic Transaction (as defined in the Series D Preferred Certificate) that ranks as to dividends, redemption or distribution of assets upon a Liquidation pari passu with or junior to the Preferred Stock without the prior affirmative vote of holders of at least 50.1% of the then-outstanding shares of Series D Preferred Stock and Existing Preferred Stock, voting together as a single class.

Conversion

Each share of Series D Preferred Stock is initially convertible into 5,000 shares of Common Stock. The conversion price for the Series D Preferred Stock is equal to US$0.20 per share of Common Stock, subject to adjustment for certain events, including dividends, stock splits, combinations and the sale of Common Stock or securities convertible into or exercisable for Common Stock at a price less than the then-applicable conversion price. If at any time the Company issues Common Stock or securities convertible into or exercisable for Common Stock at a price less than the applicable conversion price, the applicable conversion price shall be reduced to the price at which such new shares of Common Stock or securities convertible into or exercisable Common Stock, other than in the case of any Exempt Issuance (as defined in the Series D Preferred Certificate). If the Company does not meet its share delivery requirements set forth in the Series D Preferred Certificate, the holders of Series D Preferred Stock shall be entitled to (i) liquidated damages, payable in cash; and (ii) cash equal to the amount by which the cost of the shares of Common Stock such holder is required by its brokerage firm to purchase (in an open market transaction or otherwise) for delivery in satisfaction of a sale by such holder of the shares of Common Stock issuable upon conversion of such holder’s Series D Preferred Stock, which such holder was entitled to receive upon the conversion at issue, exceeds the product of (1) the aggregate number of shares of Common Stock that such holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed.

The Company may force conversion of the Series D Preferred Stock in the event the Company provides written notice to the holders of the Series D Preferred Stock that: (i) the VWAP of the Common Stock during the Threshold Period (as defined in the Series D Preferred Certificate) averaged above US$1.00 (subject to adjustment) and the average volume for the trading days during such Threshold Period exceeded 250,000 shares (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like); (ii) that the VWAP of the Common Stock during the Threshold Period averaged above US$1.25 (subject to adjustment) and the average volume for the trading days during such Threshold Period exceeded 200,000 shares (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like); (iii) that the VWAP of the Common Stock during the Threshold Period averaged above US$1.50 (subject to adjustment) and the average volume for the trading days during such Threshold Period exceeded 150,000 shares (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like); or (iv) that the VWAP of the Common Stock during the Threshold Period averaged above US$1.75 (subject to adjustment) and the average volume for the trading days during such Threshold Period exceeded 100,000 shares (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like); provided that such period occurs after the Common Stock underlying the Series D Preferred Stock may be traded pursuant to Rule 144 without restriction (other than as a result of an Investor’s status as an “affiliate” (as such term is defined in Rule 405 promulgated under the Securities Act)) and obtaining any requisite shareholder approval required for the Series D Preferred Stock Financing.

As a result of the Initial Series D Preferred Stock Financing, the conversion price of the Existing Preferred Stock has been adjusted under the anti-dilution provisions of the Series B Preferred Stock and the Series C Preferred Stock. Each share of Series B Preferred Stock was initially convertible into 444.4445 shares of Common Stock and each share of Series C Preferred Stock was initially convertible into 431.0345 shares of Common Stock. After the application of the Existing Preferred Stock’s weighted average price protection anti-dilution provisions, each share of Series B Preferred Stock is now convertible into 641.0256 shares of Common Stock and each share of Series C Preferred Stock is now convertible into 621.1180 shares of Common Stock, which may be subject to further adjustments as a result of future equity offerings. Furthermore, the weighted average price protection anti-dilution provisions of the Existing Preferred Stock were amended from narrow-based anti-dilution protection to broad-based anti-dilution protection, which means a future offering by the Company of securities convertible or exercisable for the shares of Common Stock below the current adjusted conversion price ($1.56 for the Series B Preferred Stock and $1.61 for the Series C Preferred Stock), would be less dilutive to the Company as it would be measured against the Company’s outstanding Common Stock as well as all securities of the Company convertible into or exercisable for shares of Common Stock.

The anti-dilution provisions of the Series D Preferred Stock differ from those of the Existing Preferred Stock. If at any time the Company issues Common Stock or securities convertible into or exercisable for Common Stock at a price less than the applicable conversion price of the Series D Preferred Stock, the applicable conversion price shall be reduced to the price at which such new shares of Common Stock or securities convertible into or exercisable for Common Stock, subject to certain agreed upon exceptions. If at any time the Company issues Common Stock or securities convertible into or exercisable for Common Stock at a price less than the applicable conversion price of either the Series B Preferred Stock or the Series C Preferred Stock, the applicable conversion price of such series of Existing Preferred Stock shall be reduced to a lower price calculated in accordance with the formula set forth in the certification of designations of each series of Existing Preferred Stock, subject to certain agreed upon exceptions. The applicable formula in the Series B Preferred Certificate and the Series C Preferred Certificate will take into account the number of shares of Common Stock outstanding (on a fully converted basis) at the time of the issuance, the number of shares of Common Stock issued in such offering (or issuable upon the conversion or exchange of the securities issued in such offering) and the price at which such securities were sold by the Company in such offering and will result in a proportionate adjustment to the conversion price of the Existing Preferred Stock, rather than an absolute adjustment as in the case of the Series D Preferred Stock.

Redemption Rights

Upon the occurrence of certain Triggering Events (as defined in the Series D Preferred Certificate), each holder of Series D Preferred Stock shall have the right, exercisable at the sole option of such holder, to require the Company to redeem each share of such holder’s Series D Preferred Stock for cash in an amount equal to the sum of (a)(i) as to Cash Redemption Triggering Events (as defined in the Series D Preferred Certificate), the greater of (A) 130% of the Stated Value and (B) the product of (y) the VWAP on the trading day immediately preceding the date of the Triggering Event and (z) the Stated Value divided by the then-conversion price and, (ii) as to Non-Cash Redemption Triggering Events (as defined in the Series D Preferred Certificate), 130% of the Stated Value; (b) all accrued but unpaid dividends thereon and (c) all liquidated damages and other costs, expenses or amounts due in respect of the Series D Preferred Stock (the “Triggering Redemption Amount”). Upon certain Triggering Events, each holder of Series D Preferred Stock shall have the right, exercisable at the sole option of such holder, to require the Company to redeem each share of Series D Preferred Stock for shares of Common Stock equal to the number of shares of Common Stock equal to the Triggering Redemption Amount divided by 85% of the average of the VWAP for the 10 consecutive trading days immediately prior to the date of the redemption. If at any time the SEC, the Company’s auditors, AMEX (or similar trading exchange) or any other governmental or regulatory authority having jurisdiction over the Company determines that a Triggering Event for which a holder shall be entitled to a cash redemption constitutes a condition for redemption which is not solely within the control of the Company (as set forth in Item 28 of Rule 5-02 of Regulation S-X of the Securities Exchange Act of 1934, as amended), or that as a result of any such Triggering Event, the Series D Preferred Stock shall not be included in the Company’s balance sheet under the heading “stockholder equity”, then the holders of Series D Preferred Stock shall not be entitled to receive a cash payment, but instead shall be entitled to receive shares of Common Stock.

The Company may redeem all of the Series D Preferred Stock outstanding, at any time, for a redemption price, payable in cash, for each share of Series D Preferred Stock, equal to (i) for the period beginning on the Closing Date and ending September 15, 2011, 115% of the Stated Value or (ii) on or after September 15, 2011, 100% of the Stated Value, plus in each case, all accrued but unpaid dividends thereon and all liquidated damages and other amounts due in respect of the Series D Preferred Stock.

Series D Warrants

In connection with the Initial Series D Preferred Stock Financing, the Company issued warrants to purchase a number of shares of Common Stock equal to 200% of the number of shares of Common Stock issuable upon conversion in full of all shares of Series D Preferred Stock purchased in the Initial Series D Preferred Stock Financing (the “Series D Warrants”). The Series D Warrants have an exercise price of $0.25 and contain price protection anti-dilution provisions which, in the event the Company issues Common Stock or securities convertible into or exercisable for Common Stock at a price less than the applicable exercise price, the exercise price of the Series D Warrants shall be reduced to the price at which such new shares of Common Stock or securities convertible into or exercisable for Common Stock, subject to certain agreed upon exceptions. This type of price protection anti-dilution provision differs from that of the Original Warrants, which contain weighted average price protection anti-dilution provisions. Under the terms of the Original Warrants, if at any time the Company issues Common Stock or securities convertible into or exercisable for Common Stock at a price less than the conversion price of the series of Existing Preferred Stock as to which the Original Warrant was originally issued, the exercise price of such Original Warrant shall be reduced to a lower price calculated in accordance with the formula set forth in the certification evidencing such Original Warrant, subject to certain agreed upon exceptions. The applicable formula in the Original Warrants take into account the number of shares of Common Stock outstanding (on a fully converted basis) at the time of the issuance, the number of shares of Common Stock issued in such offering (or issuable upon the conversion or exchange of the securities issued in such offering) and the price at which such securities were sold by the Company in such offering and will result in a proportionate adjustment to the exercise price of the Original Warrants, rather than an absolute adjustment as in the case of the Series D Warrants.

Consequences if Stockholder Approval of Proposal 1 is Not Obtained.

As part of the Initial Series D Preferred Stock Financing, we agreed in the Purchase Agreement to obtain the stockholder approval required under the 20% Rule. This approval is important to the holders of our Common Stock as well as the holders of our Series D Preferred Stock. Until this approval is obtained, certain important rights and abilities of the Company will be restricted and the holders of the Series D Preferred Stock will be prevented from taking certain actions which would be favorable to the Company and the holders of our Common Stock.

By way of example, pending stockholder approval of the Series D Preferred Stock Financing:

•

We will not be permitted to exercise our right to pay the holders of our Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock their respective mandatory dividends in shares of our Common Stock at any time the market price of our Common Stock is less than US$0.16 per share. Without such option, all such mandatory dividends must be paid in cash even if payment of such dividends with shares of our Common Stock would be in the best interest of the Company and its stockholders.

•

We cannot compel the holders of Series D Preferred Stock to convert their Series D Preferred Stock to Common Stock, as provided in the Series D Preferred Certificate, even if certain agreed upon market prices and trading volume levels have been achieved, resulting in the continued payment of mandatory dividends and the Series D Preferred Stock’s priority position as to the Common Stock.

•

We will not be permitted to make any issuance of Common Stock (or any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock) that would cause any adjustment of the conversion price of the Series D Preferred Stock or exercise price of the Warrants.

•

The holders of Series D Preferred Stock or the Warrants would not be permitted, pursuant to the Series D Preferred Certificate and Warrants, to convert their respective outstanding Series D Preferred Stock and exercise their respective Warrants to the extent such conversion or exercise would result in the issuance of Common Stock in excess of 19.99% of our issued and outstanding Common Stock on the Closing Date. This would result in our continued payment of mandatory dividends on a portion of the Series D Preferred Stock that would otherwise be converted to Common Stock without any mandatory dividend as well as our failure to receive the applicable exercise price of the Warrants that would otherwise have been exercised for shares of Common Stock.

•

Potential purchasers of the remaining 16,185.56 shares of Series D Preferred Stock may not agree to purchase such shares until stockholder approval is obtained, thereby inhibiting our ability to raise additional funds from the sale of the remaining shares of Series D Preferred Stock.

Furthermore, if the Initial Series D Preferred Stock Financing is not approved at this Special Meeting, the Purchase Agreement requires the Company to resubmit the proposal for approval to the stockholders at a meeting to be held thereafter every four months until the approval is obtained or there are no longer outstanding any shares of Series D Preferred Stock. Thus, the failure to approve this proposal at this Special Meeting will result in the Company being required to repeat efforts and continue to incur the related costs of solicitation of such approval.

The approval of the transactions contemplated by the Purchase Agreement and the documents related thereto, including the issuance of shares of Common Stock underlying the shares of Series D Preferred Stock, Series D Warrants and placement agent warrants in an amount aggregating more than 19.99% of the shares of Common Stock issued and outstanding on September 15, 2008, requires the affirmative vote of the holders of a majority of our shares of Common Stock that are present, in person or by proxy, at this Special Meeting. Abstentions will be included in determining the number of shares of Common Stock present or represented and entitled to vote for purposes of approval and will have the effect of votes “against” the proposal.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM
150,000,000 TO 210,000,000

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2

The Company is currently authorized to issue 150,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. The Company’s Board of Directors, subject to stockholder approval, has adopted an amendment to the Certificate of Incorporation (the “Charter

Amendment”) that would increase the authorized shares of Common Stock from 150,000,000 shares of Common Stock to 210,000,000 shares of Common Stock. If the Charter Amendment is approved by Company’s stockholders, ARTICLE FOURTH of the Certificate of Incorporation will read as follows:

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Two Hundred Fifteen Million (215,000,000) shares, consisting of Five Million (5,000,000) shares of Preferred Stock, par value $0.01 per share, and Two Hundred Ten Million (210,000,000) shares of Common Stock, par value of $0.01 per share.

Subject to the provisions of Section 151 of the General Corporation Law, the Board of Directors or any authorized committee thereof of the Corporation is authorized to issue the shares of Preferred Stock in one or more series and determine the number of shares constituting each such series, the voting powers of shares of each such series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions as set forth in a resolution or resolutions of the Board of Directors.

On November 7, 2008, the Company had 150,000,000 authorized shares of Common Stock of which 29,340,850 shares were issued and outstanding, exclusive of 100,000 treasury shares. The Company has reserved for issuance the following shares of Common Stock: (i) 3,596,153 shares for issuance upon conversion of outstanding Series B Preferred Stock, (ii) 9,133,540 shares for issuance upon conversion of outstanding Series C Preferred Stock, (iii) 42,375,000 shares for issuance upon conversion of the outstanding Series D Preferred Stock, (iv) 4,269,800 shares for issuance upon exercise of outstanding options and (v) 38,538,644 shares for issuance upon exercise of outstanding warrants. As of November 7, 2008, of the 150,000,000 authorized shares of Common Stock, 22,746,012 shares of Common Stock were not either issued or otherwise reserved for issuance. In addition, Qualified Investors, who as a result of their participation in the Initial Series D Preferred Stock Financing are entitled under the terms of such offering to exchange 5,339.441 shares of Existing Preferred Stock and Original Warrants exercisable for 1,049,546 shares of Common Stock for 5,339.441 shares of Series D Preferred Stock (which upon issuance thereof would be convertible into 26,697,205 shares of Common Stock) and Exchange Warrants exercisable for 1,049,546 shares of Common Stock, have not yet exercised their exchange rights. Upon exercise by such Qualified Investors of their respective exchange rights, the Company would not have enough authorized shares of Common Stock to issue upon (i) the conversion in full of all shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding and (ii) the exercise in full of all warrants and options outstanding as of November 7, 2008.

Under the terms of the securities listed above, the Company has agreed to reserve, pending conversion or exercise, an adequate number of shares of Common Stock to permit the conversion or exercise of such securities, other than in the case of the Series D Preferred Stock, which requires the Company the maintain a reserve of less than the full amount required to convert and exercise the shares of Series D Preferred Stock and related warrants issued in the Initial Series D Preferred Stock Financing until this proposal has been approved by our stockholders. Each series of preferred stock has a conversion price at which it converts into shares of Common Stock. Each warrant and option has an exercise price to be paid such the holder of such warrant or option as a condition to the exercise of such warrant or option for shares of Common Stock. As November 7, 2008, other than an option for 50,000 shares of Common Stock required to be issued by the Company to Dr. Charon Behl, no securities that are either convertible into or exercisable for shares of Common Stock had a conversion price or exercise price which is less than 200% of the closing price of our Common Stock on the American Stock Exchange on November 7, 2008.

The Company is required to pay mandatory dividends upon its Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, each accruing at a rate of 8% per annum. Based upon the number of shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock outstanding as of November 7, 2008, the aggregate annual mandatory dividends payable by the Company upon such securities is $2,303,235.28. The Company has the option to pay such dividends in cash or in shares of Common Stock (which in the case of payment in Common Stock is valued at 95% of the average closing price over the 20 prior trading days on the American Stock Exchange). Under such provisions, if the Board of Directors deems it to be in the best interest of the Company to issue shares of Common Stock in payment of accrued dividends upon the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock outstanding as of November 7, 2008, based upon the closing price of our Common Stock on the American Stock Exchange on November 7, 2008, an aggregate of 25,591,503 shares of Common Stock would need to be issued each year. This amount varies based upon the price of our Common Stock as of each dividend payment date. The Company does not currently have enough authorized shares of Common Stock available for issuance in payment of future dividends upon the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and therefore would be required to pay such dividends in cash.

Furthermore, in the event that the Board of Directors deems it to be in the best interest of the Company to issue additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock and the price per share of Common Stock in such issuance is below certain dollar amounts set forth in the Company’s Series B Preferred Certificate, the Series C Preferred Certificate, and Series D Preferred Certificate, or set forth in the terms of any outstanding warrants or options which contain anti-dilution protection provisions, the number of shares of Common Stock into which such securities may be converted or exercised shall increase, and the Company would not have enough authorized shares of Common Stock to create an adequate reserve to cover the conversion and/or exercise of such securities.

In accordance with the Purchase Agreement, the Company is seeking to obtain approval of the stockholders to increase the number of authorized shares of Common Stock from 150,000,000 shares to 210,000,000 shares. The Purchase Agreement provides that if the increase in the number of authorized shares of Common Stock is not approved at this Special Meeting, we are to resubmit the proposal for approval to the stockholders at a meeting to be held thereafter every four months until the approval is obtained or there are no longer outstanding any shares of Series D Preferred Stock. Pending such approval, we will not issue any Common Stock or any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock which would cause any adjustment of the conversion price of the Series D Preferred Stock or exercise price of the Warrants to the extent the holders of Series D Preferred Stock or Warrants would not be permitted, pursuant to of the Series D Preferred Certificate and Warrants, to convert their respective outstanding Series D Preferred Stock and exercise their respective Warrants in full.

The proposed increase in the number of authorized shares of Common Stock may be used for stock issuance for general corporate purposes, including raising additional capital, stock issuances under employee stock option plans, possible future acquisitions and stock dividends and splits. The Board of Directors believes that an increase in the total number of shares of authorized Common Stock will help the Company to meet its future needs and give it greater flexibility in responding quickly to advantageous business opportunities.

We currently do not have any definitive terms with respect to any plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of Common Stock or securities convertible, exchangeable or exercisable for shares of Common Stock, subsequent to the increase in the number of available authorized shares of Common Stock, other than upon (i) the exercise by the holders thereof of our outstanding warrants and options, (ii) the conversion by the holders thereof of shares of our currently outstanding series of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, (iii) the issuance by the Company of such shares of Common Stock as payment of the mandatory dividends payable upon our Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock or (iv) the exercise of our right to compel the conversion of our Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock in accordance with the terms of such securities. While the Company intends to offer for sale the remaining 16,185.56 shares of Series D Preferred Stock, it has no commitments, arrangements, understandings or agreements with respect to such offering.

Consequences if Stockholder Approval of Proposal 2 is Not Obtained.

As a result of the closing of the Initial Series D Preferred Stock Financing and the recent payment of the mandatory dividend payments to the holders of our Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock in October 2008, we have a relatively small amount of shares of authorized Common Stock which are not issued or reserved for issuance. In the absence of a substantial increase in the number of authorized shares of Common Stock, the Company will be greatly disadvantaged for the following reasons:

•

Assuming the Qualified Investors holding the unexercised right to exchange their Existing Preferred Stock and Original Warrants for Series D Preferred Stock and Exchange Warrant determine to complete such exchange, we currently do not have enough authorized shares of Common Stock available for issuance upon conversion of all shares of our Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and the exercise of all currently outstanding warrants and options.

•

We will not be able to undertake any future fundraising through the sale of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock, including the sale of the remaining 16,185.56 shares of Series D Preferred Stock.

•

We will not be permitted to exercise our right to pay the holders of our Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock their respective mandatory dividends in shares of our Common Stock. Without such option, all such mandatory dividends must be paid in cash even if payment of such dividends with shares of our Common Stock would be in the best interest of the Company and its stockholders.

•

We cannot undertake any action (such as the issuance of additional shares of Common Stock or securities convertible, exercisable or exchangeable for shares of Common Stock) if such action would trigger any significant adjustments under the anti-dilution protection provisions of the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock or any outstanding warrants, thereby severely limiting the actions that we may take in subsequent fundraising efforts.

•

To the extent the anti-dilution provisions of our Preferred Stock or our warrants results in a significant increase in the number of shares of Common Stock issuable upon conversion or exercise thereof, holders of Series D Preferred Stock will not be able to convert their shares to the extent such conversion would exceed our current number of authorized shares of Common Stock and, therefore, the mandatory dividends payable upon such shares shall continue to accrue and be payable.

•

We cannot fully exercise our right to compel the conversion of the Series D Preferred Stock regardless of whether the requisite share price has been obtained and would, therefore, be required to pay dividend payments thereon.

The affirmative vote of a majority of the outstanding Common Stock entitled to vote on this proposal at this Special Meeting is required to approve and ratify the Charter Amendment to increase the number of shares of Common Stock authorized from 150,000,000 to 210,000,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of November 7, 2008 by (i) by each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) by each of our directors, (iii) by each of the Named Executive Officers (as defined below) and (iv) by all our directors and executive officers as a group. On such date, we had 29,340,850 shares of Common Stock outstanding (exclusive of 100,000 treasury shares). The 5,610 shares of Series B Preferred Stock, 14,705 shares of Series C Preferred Stock and 8,475 shares of Series D Preferred Stock outstanding as of November 7, 2008 are nonvoting and none of the individuals listed below beneficially owns any shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock other than Barry Dash who owns 20 shares of Series C Preferred Stock and Jerry Treppel who owns 75 shares of Series D Preferred Stock. There are currently no shares of Series A Preferred Stock outstanding.

As used in the table below and elsewhere in this proxy statement, the term beneficial ownership with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the 60 days immediately following the Record Date. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name and Address	Common Stock
	Amount	%

Chris Dick, Director, Acting Chief Executive Officer, Chief Operating Officer, Executive Vice President of Corporate Development and Director*(1)	885,287(2)	2.93

Barry Dash, Director*	138,207(3)	**

Robert J. Levenson, Director*	90,000(4)	**

Melvin Van Woert, Director*	120,000(5)	**

Veerappan Subramanian c/o Novel Laboratories, Inc. 400 Campus Drive Somerset, NJ 08873	3,212,894(6)	10.18

Stuart Apfel, Chief Scientific Officer and Chief Medical Officer*	400,000(7)	1.34

Jerry Treppel, Chairman of the Board and Director*(8)	1,437,113(9)	4.73

Mark I. Gittelman, Chief Financial Officer*	76,666(10)	**

Trellus Management Company Adam Usdan 350 Madison Avenue, 9th Floor New York, New York 10017	26,703,063 (11)	47.65

Mark Fain 237 Park Avenue, Suite 900 New York, NY 10017	1,094,164(12)	3.71

Chad Comiteau 237 Park Avenue, Suite 900 New York, NY 10017	1,114,096(13)	3.75

Davidson Kempner Healthcare International Ltd. 65 East 55th Street, 19th Floor New York, NY 10022	4,528,328(14)	13.40

All Directors and Officers as a group	3,147,273(15)	9.81

________________________
* The address is c/o Elite Pharmaceuticals Inc., 165 Ludlow Avenue, Northvale, NJ 07647.
** Less than 1%

(1) On October 20, 2008, the Board voted to increase the size of the Board, from 4 directors to 5, directors and elected Mr. Dick as a director to fill the new seat on the Board created by such increase. The Board also appointed Mr. Dick as the Chief Operating Officer of the Company on the same date. On November 6, 2008, the Board appointed Mr. Dick as the Acting Chief Executive Officer of the Company to fill the vacancy in such office created by the resignation of Mr. Berk.

(2) Includes options to purchase 850,000 shares of Common Stock and warrants held by Mr. Dick and Hedy Rogers as joint tenants to purchase 10,479 shares of Common Stock.

(3) Includes options to purchase 120,000 shares of Common Stock, 20 shares of Series C Preferred Stock convertible into 8,621 shares of Common Stock and warrants to purchase 2,586 shares of Common Stock.

(4) Represents options to purchase shares of Common Stock.

(5) Represents options to purchase shares of Common Stock.

(6) Includes options to purchase 1,000,000 shares of Common Stock which are owned by Dr. Subramanian and 957,396 shares of Common Stock and warrants to purchase 478,698 shares of Common Stock which are owned by VGS Pharma, LLC (“VGS”), a wholly-owned subsidiary of Kali Capital, L.P., which is controlled by Kali Management, LLC (“Kali”), its general partner, and Kali is controlled by the daughter of Dr. Subramanian, its managing member. Dr. Subramanian disclaims beneficial ownership of these shares of Common Stock, except to the extent of his pecuniary interest therein, if any.

(7) Represents options to purchase shares of Common Stock.

(8) On October 28, 2008, the Board voted to increase the size of the Board, from 5 directors to 6, directors and elected Mr. Treppel as a director to fill the new seat on the Board created by such increase. On November 6, 2008, the Board appointed Mr. Treppel as the Chairman of the Board.

(9) Based on information provided to the Company by Mr. Treppel as of November 6, 2008. Includes warrants to purchase an aggregate of 882,113 shares of Common Stock and 375,000 shares of Common Stock issuable upon conversion of shares of Series D Preferred Stock, in each case held by Wheaten HealthCare Partners, LP, of which Mr. Treppel is a general partner.

(10) Based on information provided to the Company as of November 14, 2008, represents options to purchase shares of Common Stock.

(11) Based on information provided by Trellus Management Company, LLC (“TMC”) and Adam Usdan in the Schedule 13G filed February 13, 2007 and also based on information provided to the Company by TMC as of September 15, 2008 in connection with the Series D Preferred Stock Financing. Represents 22,000,000 shares of Common Stock issuable upon conversion of Series D Preferred Stock held in the aggregate by Trellus Partners L.P (“TP”), Trellus Partners II L.P. (“TPI”) and Trellus Offshore Fund Limited (“TPOF”), and 4,703,063 shares of Common Stock issuable upon exercise of Warrants held in the aggregate by TP, TPI and TPOF. Adam Usdan is the President of TMC. Adam Usdan and TMC share voting power and dispositive power over the shares. Notwithstanding the inclusion of the aforementioned beneficial ownership calculation, pursuant to the terms of the Series D Preferred Certificate and the Common Stock Purchase Warrant for the aforementioned Warrants, the number of shares of Common Stock into which the shares of Series D Preferred Stock are convertible and the aforementioned Warrants are exercisable is limited to that number of shares of Common Stock which would result in the Adam Usdan and TMC affiliated entities having aggregate beneficial ownership of not more than 9.99% of the total issued and outstanding shares of Common Stock.

(12) Based on information provided by Mark Fain and Chad Comiteau in their Schedule 13G/A filed February 5, 2008. Mark Fain beneficially owned 1,094,164 shares of Common Stock, which amount includes (i) 168,000 shares beneficially owned by Mr. Fain over which he has sole voting power and sole dispositive power; (ii) 33,333 convertible shares beneficially owned by Mr. Fain over which he has sole voting power and sole dispositive power; (iii) 33,000 shares beneficially owned by Stratford Management Money Purchase Pension Plan over which Mr. Fain has shared voting power and shared dispositive power; (iv) 709,831 shares beneficially owned by Stratford Partners, L.P. of which Mr. Fain is a Managing Member, and over which Mr. Fain has shared voting power and shared dispositive power; and (v) 150,000 convertible shares beneficially owned by Stratford Partners, L.P. over which Mr. Fain has shared voting power and shared dispositive power.

(13) Based on information provided by Mark Fain and Chad Comiteau in their Schedule 13G/A filed February 5, 2008. Chad Comiteau beneficially owned 1,114,096 shares of Common Stock which amount includes (i) 188,600 shares beneficially owned by Mr. Comiteau over which he has sole voting power and sole dispositive power; (ii) 32,665 convertible shares beneficially owned by Mr. Comiteau over which he has sole voting power and sole dispositive power; (iii) 33,000 shares beneficially owned by Stratford Management Money Purchase Pension Plan over which he has shared voting power and shared dispositive power; (iv) 709,831 shares beneficially owned by Stratford Partners, L.P. of which Mr. Comiteau is a Managing Member, and over which Mr. Comiteau has shared voting power and shared dispositive power; and (v) 150,000 convertible shares beneficially owned by Stratford Partners, L.P. over which Mr. Comiteau has shared voting power and shared dispositive power.

(14) Davidson Kempner Healthcare International Ltd. (“DKHI”) and its affiliates, Davidson Kempner Partners (“DKP”), Davidson Kempner Institutional Partners, L.P. (“DKIP”), M.H. Davidson & Co. (“CO”), Davidson Kempner International, Ltd. (“DKIL”), Serena Limited (“Serena”), Davidson Kempner Healthcare Fund LP (“DKHF”), MHD Management Co., Davidson Kempner Advisors Inc., Davidson Kempner International Advisors, L.L.C., DK Group LLC, DK Management Partners LP, DK Stillwater GP LLC, Thomas L. Kempner, Jr., Marvin H. Davidson, Stephen M. Dowicz, Scott E. Davidson, Michael J. Leffell, Timothy I. Levart, Robert J. Brivio, Jr., Anthony A. Yoseloff, Eric P. Epstein and Avram Z. Friedman jointly filed a Schedule 13G/A on February 14, 2008 (the “DK Schedule”), reflecting the beneficial ownership, subject to an ownership limitation, of an aggregate of 7,967 shares of Series C Preferred Stock convertible into 3,434,052 shares of common stock, 1,030,208 warrants exercisable into 1,030,208 shares of Common Stock and 64,068 shares of Common Stock as a result of their voting and dispositive power over 7,967 Series C Preferred Stock convertible into 3,434,052 shares of Common Stock, 1,030,208 warrants exercisable into 1,030,208 shares of Common Stock and 64,068 shares of Common stock beneficially owned by DKP, DKIP, DKIL, Serena, CO, DKHF and DKHI. Notwithstanding the inclusion of the aforementioned beneficial ownership calculation, pursuant to our Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock and the Common Stock Purchase Warrant for the aforementioned warrants, the number of shares of Common Stock into which the Series C Preferred Stock are convertible and the warrants are exercisable is limited to that number of shares of Common Stock which would result in the Davidson Kempner affiliated entities having aggregate beneficial ownership of not more than 9.99% of the total issued and outstanding shares of Common Stock. The above information was obtained from the DK Schedule.

(15) Includes 20 shares of Series C Preferred Stock convertible into 8,621 shares of Common Stock, 75 shares of Series D Preferred Stock convertible into 375,000 shares of Common Stock, and options and warrants to purchase an aggregate of 2,763,652 shares of Common Stock.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to Elite Pharmaceuticals, Inc., Attn: Mark Gittelman, Secretary, 165 Ludlow Avenue, Northvale, New Jersey 07647.  Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. The SEC maintains an Internet world wide web site that provides access, without charge, to reports, proxy statements and other information about issuers, like Elite, that file electronically with the SEC. The address of that site is http://www.sec.gov.

You also may obtain copies of these materials by mail from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580 Washington, D.C, 20549, at prescribed rates. These materials are also available from the SEC in person at any one of its public reference rooms. Please call the SEC at l-800-SEC-0330 for further information on its public reference rooms. You may read and copy this information at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You can also obtain, without charge, reports, proxy statements and other information, including without limitation, any information we may incorporate by reference herein, about the Company, by contacting: Elite Pharmaceuticals, Inc., 165 Ludlow Avenue, Northvale, New Jersey 07647, Attn: Corporate Secretary, telephone: (201) 750-2646, facsimile: (201) 750-2755.

FINANCIAL AND OTHER INFORMATION

We are incorporating by reference (i) from our Annual Report on Form 10K for the fiscal year ended March 31, 2008, filed with the SEC on June 27, 2008 (the “Annual Report”), the financial statements, supplementary financial information, the management discussion and analysis of financial condition and results of operation, quantitative and qualitative disclosures about market risk, and (ii) from our Quarterly Reports on Form 10-Q filed since the Annual Report, any updates to such information. We have enclosed with this Proxy Statement a copy of our Annual Report and our Quarterly Reports on Form 10-Q for each of the quarters ended June 30, 2008 and September 30, 2008.

A representative of Miller Ellin & Company, the Company’s principal accounting firm for the current fiscal year and the most recently completed fiscal year, is expected to be present at the Special Meeting. The representative will be given an opportunity to make a statement to the stockholders and will be available to respond to appropriate questions.

November __, 2008	By Order of the Board of Directors
Mark I. Gittelman, Secretary

ELITE PHARMACEUTICALS, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

December 19, 2008

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Chris Dick and Mark I. Gittelman, and each of them, with full power of substitution, to vote, as a holder of the Common Stock, par value $0.01 per share (“Common Stock”), of Elite Pharmaceuticals, Inc., a Delaware corporation (the “Company”), all the shares of Common Stock which the undersigned is entitled to vote, through the execution of a proxy with respect to the Special Meeting of Stockholders of the Company (the “Special Meeting”), to be held at the offices of Reitler Brown & Rosenblatt LLC, 800 Third Avenue, 21st Floor, New York, NY 10022, on December 19, 2008 at 10:00 a.m. EST, and any and all adjournments or postponements thereof, and authorizes and instructs said proxies to vote in the manner directed below.

The Board of Directors recommends the vote FOR proposals 1 and 2.

1.	Proposal to approve and ratify the Series D Preferred Stock Financing.

FOR ☐ AGAINST ☐	ABSTAIN ☐

2.            Proposal to approve and ratify the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 to 210,000,000.

FOR ☐ AGAINST ☐	ABSTAIN ☐

3.            In their discretion, the proxies are authorized to vote upon such other business as may properly come before such meeting or adjournment or postponement thereof.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE, PLEASE VOTE, SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY.

BACK OF CARD

PROPERLY EXECUTED AND RETURNED PROXY CARDS WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTIONS TO THE CONTRARY ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NAMED NOMINEES AS DIRECTORS AND PROPOSALS 1 and 2 AS DESCRIBED ON THE REVERSE SIDE OF THIS CARD.

You may revoke this proxy at any time before it is voted by (i) filing a revocation with the Secretary of the Company, (ii) submitting a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, or (iii) attending the Special Meeting and voting in person. A stockholder’s attendance at the Special Meeting will not by itself revoke a proxy given by the stockholder.

(Please sign exactly as the name appears below. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign with full corporate name by president or other authorized officer. If a partnership, please sign in the partnership name by authorized person.)

Dated:
Signature

PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature, if held by joint owners